                                                                    EXHIBIT 2.5

DAN O'ROURKE
SOUTHWELL & O'ROURKE, P.S.
950 Paulsen Building
Spokane, Washington 99201
(509) 624-0159

Attorneys for Debtor

                         UNITED STATES BANKRUPTCY COURT
                         EASTERN DISTRICT OF WASHINGTON

In re:

                                      NO. 94-00228-K11
WESPAC INVESTORS TRUST III,

                                      EX PARTE ORDER APPROVING
         Debtor.                      FIRST MODIFICATION TO PLAN
                                      OF REORGANIZATION (AS
                                      MODIFIED)



         THIS MATTER having come before the court, ex parte upon the First Modification to Plan of Reorganization (as modified) (hereinafter "First Modification") of debtor. The debtor's Chapter 11 plan (the "Plan") was confirmed by Order dated May 15, 1996, entered May 20, 1996. The purpose of the First Modification is to add material that was omitted in the Plan. The proponent of the Plan and the First Modification is the Debtor. Notice of the First Modification which was provided to Gary Farrell on behalf of the US Trustee is appropriate, and the US Trustee has agreed to entry of this order by his signature below. Notice was not provided to the master mailing list; however, implementation of the First Modification requires a vote from the equity security holders as described below. The First Modification does not adversely change the treatment of the claim of any party, and will not materially, substantially or adversely affect the claim of any creditor or equity security holder. The Plan as so modified by the First Modification, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code, and the Court being of the opinion that notice as described above is appropriate and no further notice pursuant to Section 1125 of the Bankruptcy Code is necessary, now

         IT IS THEREFORE, ORDERED:

         1. Debtor's First Modification to the Plan, a copy of which is attached hereto as Exhibit "A," be, and the same hereby is, approved.

         2. The Plan, as so modified by the First Modification, shall be considered the entire Plan of Reorganization for all purposes and no additional disclosure under Section 1125 of the Bankruptcy Code shall be required by the proponent.

         3. The close of business in Spokane, Washington, on October 31, 1996, is fixed as the record date (the "Record Date") for determination of Equity Security Holders of Debtor (the "Shareholders") entitled to vote upon the Incorporation Procedure described in the First Modification.

         4. The Debtor shall cause the Information Statement and the Ballot (attached hereto as Exhibit "B" which is hereby approved) to be mailed to the Shareholders of record on the Record Date on or before November 6, 1996, with the cost of such mailing to be borne by the Debtor.

         5. All Ballots must be returned by the Shareholders to the designated recipient on or before 12:00 noon, Spokane, Washington, time on November 29, 1996.

         6. A report of the results of such vote of Shareholders shall be filed with the Court on or before December 20, 1996, and if the Incorporation Procedure described in the First Modification is approved by the Shareholders, it shall be implemented as soon as

                   [SOUTHWELL & O'ROURKE, P.S. LETTERHEAD]

practicable; if the Incorporation Procedure is not approved by the Shareholders, the Debtor shall file an application for Final Decree on or before January 15, 1997.

        DATED this 29 day of October, 1996.


                                        /s/ JOHN M. KLOBUCHER
                                        --------------------------------
                                        HONORABLE JOHN M. KLOBUCHER
                                        BANKRUPTCY JUDGE

Presented by:

SOUTHWELL & O'ROURKE



By: /s/ DAN O'ROURKE
    -------------------------
        DAN O'ROURKE
        Attorneys for Debtor

Approved as to form and content and Notice
of Presentment waived this       day of
                           -----
October, 1996.

US TRUSTEE


By: /s/ GARY T. FARRELL
    -------------------------
        GARY T. FARRELL
        Attorneys for US Trustee






ORDER APPROVING FINAL MODIFICATION: 3